                                                                    Exhibit 3(b)
                                                                    ------------

On February 20, 2001, the Company amended its By-Laws, among other things, as follows:

3.01 General Powers, Number and Election.  The business and affairs of the
     -----------------------------------
corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be eight who shall be elected by the shareholders at the annual meeting of shareholders.

                           SIGMA-ALDRICH CORPORATION
                           (A Delaware Corporation)

                                    BY-LAWS
                                    -------

                             ARTICLE I.    OFFICES

     1.01.  Registered Office. The registered office shall be in the City of
            -----------------
     Wilmington, County of New Castle, State of Delaware.

     1.02.  Other Offices. The Corporation may also have offices at such
            -------------
     other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                          ARTICLE II.   SHAREHOLDERS

     2.01.  Annual Meeting.  The annual meeting of the shareholders shall be
            --------------
     held on the first Tuesday of May of each year commencing in 1976 or on such other date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     2.01A. Notice of Shareholder Business.
            ------------------------------

            (a) At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record both at the time of giving of the notice provided for in this By-Law and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice and other requirements set forth in this By-Law.

            (b) For a proposal to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation as hereinafter provided and such proposal must otherwise be a proper subject for action by the Corporation's shareholders. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation and received not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120/th/ day prior to such annual meeting and not later than the close of business on the later of the 90/th/ day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's stock transfer records, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest in such business of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such other business. The provisions of this paragraph (b) shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, or any successor provision.

          (c) Only such business shall be conducted, and only such proposals shall be acted upon, at a special meeting of shareholders called pursuant to Section 2.02 as shall have been brought before such meeting pursuant to a notice of meeting delivered pursuant to Section
          2.04. Proposals of business may be made by or on behalf of a shareholder or shareholders at a special meeting called by the person designated by the requisite holders of a majority of shares entitled to vote in accordance with Section 2.02 only if (i) the proposal is made by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in this paragraph (c) and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice and other requirements set forth in this By-Law, (ii) the proposal or proposals are proper subjects for shareholder action in accordance with provisions of applicable law and
          (iii) the person so designated by the requisite holders of a majority of shares entitled to vote in accordance with Section 2.02 gives a notice to the Secretary at the principal executive offices of the Corporation containing the same information as would be required under paragraph (b) of this By-Law for an annual meeting, which notice must be delivered to and received by the Secretary at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to Section 2.02 or the day on which public announcement of the date of the meeting is first made.

          (d) The Board of Directors may reject any shareholder proposal submitted for consideration at the meeting which is not made in accordance with the terms of this By-Law or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any shareholder proposal, the presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that the shareholder proposal was not properly brought before the meeting in accordance with the procedures prescribed by these By-Laws or is not a proper subject for shareholder action in accordance with provisions of applicable law, and if he should make that determination, he shall so declare at the meeting and any such business or proposal shall not be acted upon.

          (e) For purpose of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the Corporation or other person with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder's notice pursuant to this By-Law.

          (f) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, filed and recorded as herein provided. Nothing in the By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the Corporation's right to omit proposals from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision.

2.02.     Special Meeting.  Special meetings of the shareholders, for
          ---------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President or the Board of Directors, or by the person designated in the written request of the holders of not less than a majority in amount of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

2.03.     Place of Meeting. The Board of Directors may designate any place,
          ----------------
either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation, or such other suitable place in the county of such registered office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04.  Notice of Meeting. Written notice stating the place, day and hour of the
       -----------------
meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (unless a longer period is required by law) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

2.05.  Closing of Transfer Books or Fixing of Record Date. For the purpose of
       --------------------------------------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

2.06.  Voting Records. The officer who has charge of the stock ledger of the
       --------------
Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors they shall be ineligible for election to any office at such meetings. In all other instances, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.07.  Quorum. Except as otherwise provided in the Certificate of Incorporation,
       ------
a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.08.  Conduct of Meeting. The Chairman of the Board, and in his absence, the
       ------------------
President, and in his absence, a Vice-President in the order provided under
Section 4.07, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.09   Proxies. At all meetings of shareholders, a shareholder entitled to vote
       -------
may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10.  Voting of Shares. Each outstanding share shall be entitled to one vote
       ----------------
upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Certificate of Incorporation.

2.11.  Voting of Shares by Certain Holders.
       -----------------------------------

       (a)  Other Corporations. Shares standing in the name of another
            ------------------
       corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or by the by-laws of such other corporation.

       (b)  Legal Representatives and Fiduciaries. Shares held by any
            -------------------------------------
       administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

       (c)  Pledgees. A shareholder whose shares are pledged shall be entitled
            --------
       to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

       (d)  Treasury Stock and Subsidiaries. Neither treasury shares, nor shares
            -------------------------------
       held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

       (e)  Minors. Shares held by a minor may be voted by such minor in person
            ------
       or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that shareholder is a minor.

       (f)  Incompetents and Spendthrifts. Shares held by an incompetent or
            -----------------------------
       spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to a disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

          (g)  Joint Tenants. Shares registered in the names of two or more
               -------------
          individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

2.12. Waiver of Notice by Shareholders. Whenever any notice whatever is required
      --------------------------------
to be given to any shareholder of the Corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Delaware Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

2.13. Unanimous Consent Without Meeting. Any action required or permitted by the
      ---------------------------------
Certificate of Incorporation or By-Laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III. BOARD OF DIRECTORS

3.01.  General Powers, Number and Election. The business and affairs of the
       -----------------------------------
Corporation shall be managed by its Board of Directors. The number of directors of the Corporation shall be eight who shall be elected by the shareholders at the annual meeting of shareholders.

3.02.  Tenure and Qualifications. Each director shall hold office until the next
       -------------------------
annual meeting of shareholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware for the holding of additional regular meetings without other notice than such resolution.

3.04.   Special Meetings. Special meetings of the Board of Directors may be
        ----------------
called by or at the request of the Chairman of the Board of Directors, President, Secretary or any two directors. The Chairman of the Board of Directors, President or Secretary calling any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the registered office of the Corporation in the State of Delaware.

3.05.   Notice; Waiver. Notice of each meeting of the Board of Directors (unless
        --------------
otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telegram to each director at his business address (or at such other address as such director shall have designated in writing filed with the Secretary), in each case not less than five days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.06.   Quorum. Except as otherwise provided by law or by the Certificate of
        ------
Incorporation or these By-Laws, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.07.  Manner of Acting. The act of the majority of the directors present at a
       ----------------
meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Certificate of Incorporation or these By-Laws.

3.08.   Conduct of Meetings. The Chairman of the Board of Directors, and in his
        -------------------
absence, the President, or in his absence, a Vice President, in the order provided under Section 4.07, and in their absence, any director chosen by the directors present, shall call meetings of the Board of

Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

3.09.   Vacancies. Any vacancy occurring in the Board of Directors, including a
        ---------
vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

3.10.   Compensation. The Board of Directors, by affirmative vote of a majority
        ------------
of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

3.11.   Presumption of Assent. A director of the Corporation who is present at a
        ---------------------
meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12.   Committees. The Board of Directors by resolution adopted by the
        ----------
affirmative vote of a majority of the whole Board may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation, declaring dividends to shareholders, authorizing the issuance of stock, or electing the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.13.  Unanimous Consent Without Meeting. Any action required or permitted by
       ---------------------------------
the Certificate of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

3.14.  Nomination By-Law.
       -----------------

       (a) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) in the case of an annual meeting or any special meeting for which the notice of special meeting states that the purpose or one of the purposes of the special meeting is to elect directors at such meeting, by any shareholder of the Corporation who is a shareholder of record both at the time of giving of notice provided for in this By-Law and at the time of the meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice and other requirements set forth in this By-Law.

       (b) Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary of the Corporation as hereinafter provided. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation and received (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and later than the close of business on the later of the later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made, and (ii) in the case of a special meeting at which directors are to be elected, not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) the name, age, business and residential addresses, and principal occupation or employment of such proposed nominee, (2) the class and number of shares of stock of the Corporation that are beneficially owned by such nominee as of the date of such notice, (3) a description of all arrangements or understandings between the shareholder and such nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder, (4) all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor provision, and (5) the written consent of each proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected;(ii) as to the shareholder giving the notice (x) the name and address, as they appear on the Corporation's stock transfer records, of such shareholder, (y) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder, and (z) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (x) the name and address of such person and (y) the class and number of shares of stock of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish any other information it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The provisions of this paragraph (b) shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, or any successor provision, if applicable.

     (c) Notwithstanding anything in the second sentence of paragraph (b) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increase Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (d) Subject to the rights, if any, of holders of any class of capital stock of the Corporation (other than the common stock)
       then outstanding, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The Board of Directors may reject any nomination submitted for consideration at the annual or special meeting which is not made in accordance with the terms of this By-Law or which is not valid under applicable law. Alternatively, if the Board of Directors fails to consider the validity of any nomination, the presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws or is not valid under applicable law, and if he should make that determination, he shall so declare at the meeting and the defective nomination shall be disregarded.

       (e) For purposes of the By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder's notice pursuant to this By-Law.

       (f) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the By-Law.

                             ARTICLE IV.  OFFICERS

 4.01. Number. The principal officers of the Corporation shall be a Chairman of
       ------
the Board of Directors, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President. If required by the Board of Directors, any one or more of the officers shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

 4.02. Election and Term of Office. The officers of the Corporation to be
       ---------------------------
elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal

    4.03. Removal.  Any officer or agent may be removed by affirmative vote of
          -------
 majority of the whole Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

    4.04. Vacancies.  A vacancy in any principal office because of death,
          ---------
 resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

    4.05. Chairman of the Board of Directors.  The Chairman of the Board of
          ----------------------------------
 Directors shall preside at all meetings of the Board of Directors and shareholders at which he is present and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the Board of Directors.

    4.06. The President.  The President shall be the Chief Executive Officer of
          -------------
 the Corporation and, subject to the control of the Board of Directors, shall supervise and control the business, property, and affairs of the Corporation and perform such duties as may be assigned to him by the Board of Directors.
 In the absence of the Chairman of Board, or in the event of his death, inability or refusal to act, the President shall preside at the meetings of the Board of Directors and shareholders at which he is present. He may sign and execute all instruments in the name of the Corporation which the Board of Directors has authorized to be executed, except where the execution thereof shall be expressly delegated by the Board of Directors or the By-Laws to another officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall perform all duties incident to the office of Chief Executive Officer and shall be an ex-officio member of all standing committees.

  4.07.   Chief Financial Officer.  The Chief Financial Officer shall, subject
          -----------------------
 to the control of the Board of Directors, (a) have primary charge and custody of and be responsible for all funds and securities of the Corporation; (b) be responsible for the accounting and financial services of the Corporation; and
 (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to the Chief Financial Officer by the Chairman of the Board, the President or by the Board of Directors.

  4.08.   The Vice Presidents.  Subject to the provisions of Section 4.06, in
          -------------------
 the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impractical for him to act personally, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

 4.09.    The Secretary.  The Secretary shall: (a) keep the minutes of the
          -------------
 meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board or the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the Chairman of the Board, or the President or by the Board of Directors.

 4.10.    The Treasurer.  The Treasurer shall, under the general supervision of
          -------------
 the Chief Financial Officer, (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to the Treasurer by the Chief Financial Officer or by the Board of Directors.

 4.11.    The Controller.  The Controller shall, under the general supervision
          --------------
 of the Chief Financial Officer, (a) be in charge of the financial records of the Corporation; (b) be responsible for the accounting and financial services of the Corporation; and (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to the Controller by the Chief Financial Officer or by the Board of Directors. The Controller shall at all reasonable times within business hours exhibit the Controller's books and accounts to any director.

 4.12.    Assistant Secretaries and Assistant Treasurers.  There shall be such
          ----------------------------------------------
number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chairman of the Board, or the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or the President or the Board of Directors.

 4.13. Other Assistants and Acting Officers.  The Board of Directors shall have
       ------------------------------------
the power to appoint any person to act as assistant to any officer, or agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.14. Salaries.  The salaries of the principal officers shall be fixed from time
      --------
to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

              ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                            SPECIAL CORPORATE ACTS

5.01  Contracts.  The Board of Directors may authorize any officer or officers,
      ---------
agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02  Loans.  No indebtedness for borrowed money shall be contracted on behalf
      -----
of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03. Checks, Drafts, etc.  All checks, drafts, or other orders for the payment
      -------------------
of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04. Deposits.  All funds of the Corporation not otherwise employed shall be
      --------
deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05. Voting of Securities Owned by This Corporation.  Subject always to the
      ----------------------------------------------
specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he be present, or in his absence by any Vice President of this Corporation who may be present, and (b) whenever in the judgment of the President, or in his absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or counter signature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation and the same as such shares or other securities might be voted by this Corporation.

            ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares.  Certificates representing shares of the by the
      -----------------------
Board of Directors. Such certificates shall be signed by the Chairman of the Board, or the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in
Section 6.06.

6.02. Facsimile Signatures and Seal.  The seal of the Corporation on any
      -----------------------------
certificate for shares may be a facsimile. The signature of the Chairman of the Board or the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

6.03. Signature by Former Officers.  In case any officer, who has signed or
      ----------------------------
whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

6.04. Transfer of Shares.  Prior to due presentment of a certificate for shares
      ------------------
for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05. Restrictions on Transfer.  The face or reverse side of each certificate
      ------------------------
representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

6.06. Lost, Destroyed or Stolen Certificates.  Where the owner claims that his
      --------------------------------------
certificate for shares has been lost, destroyed or wrongfully taken, a new certificate may be issued in place thereof if the owner so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser. When authorizing such issuance of a new certificate the President, Vice President or Secretary of the Corporation shall require the owner of such lost, destroyed or wrongfully taken certificate to file with the Corporation sufficient indemnity bond, and satisfy such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07. Consideration for Shares.  The shares of the Corporation may be issued for
      ------------------------
such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

6.08  Stock Regulations.  The Board of Directors shall have the power and
      -----------------
authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                         ARTICLE VII.  INDEMNIFICATION

7.01. Mandatory Indemnification.  The Corporation shall, to the full extent
      -------------------------
permitted by the Delaware Corporation Law, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

7.02. Permissive Supplementary Benefits.  The Corporation may, but shall not be
      ---------------------------------
required to, supplement the right of indemnification under Section 7.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person Section 7.01,
(b) individual or group indemnification agreements with any one or more of such persons and (c) advances for related expenses of such a person.

7.03. Amendment.  This Article VII may be amended or repealed only by a vote of
      ---------
the shareholders and not by a vote of the Board of Directors.

                            ARTICLE IX.  AMENDMENTS

9.01. By Shareholders.  These By-Laws may be altered, amended or appealed and
      ---------------
new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

9.02. By Directors. These By-Laws may also be altered, amended or repealed and
      ------------
new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-laws adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

9.03. Implied Amendments.  Any action taken or authorized by the shareholders or
      ------------------
by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.